                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts: Stephen M. Joseph              Scott Solomon
          Chief Financial Officer        Vice President
          Be Free, Inc.                  Sharon Merrill Associates, Inc.
          (508) 357-8888, ext. 4017      (617) 542-5300
          sjoseph@befree.com             ssolomon@investorrelations.com
          ------------------             ------------------------------

                 BE FREE, INC. REPORTS 579 PERCENT INCREASE IN
                            FOURTH-QUARTER REVENUE

                     COMPANY ANNOUNCES 2-FOR-1 STOCK SPLIT


MARLBOROUGH, MASS., FEBRUARY 15, 2000 - Be Free, Inc. (NASDAQ: BFRE), the leader of performance marketing on the Internet, today reported financial results for the fourth quarter and year ended December 31, 1999.

Revenue for the fourth quarter increased 579 percent to $2.6 million compared with $386,000 for the fourth quarter of 1998, and increased 100 percent from $1.3 million in the third quarter of 1999.

The company recorded a net loss in the fourth quarter of 1999 of $5.4 million, or $0.30 per share, compared with $1.8 million, or $0.30 per share, for the same period in 1998. Excluding non-cash equity-related compensation charges, an extraordinary item resulting from the early extinguishment of debt and the accretion of preferred stock outstanding prior to the company's initial public offering to its redemption value, the net loss for the fourth quarter of 1999 was $4.5 million, or $0.19 per share on a pro-forma basis.

Revenue increased to $5.3 million for the year ended December 31, 1999, more than a 300 percent increase as compared to $1.3 million in 1998.

The company recorded a net loss of $17.8 million, or $2.04 per share, for 1999. This compares with a net loss of $4.8 million, or $0.61 per share, for 1998. For 1999, the net loss, excluding non-cash equity-related compensation charges, an extraordinary item and the accretion of preferred stock to its redemption value, was $15.6 million, or $0.87 per share on a pro-forma basis.

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Gross margin was 84 percent in 1999 compared with 68 percent in 1998.

In addition, Be Free announced that its Board of Directors has approved a two-for-one stock split of Be Free's common stock to be effected in the form of a 100 percent stock dividend.

The stock dividend will be payable on March 8, 2000, to shareholders of record as of the close of business on March 1, 2000. Stockholders will receive one additional share of Be Free common stock for each share held on the record date. Based upon currently outstanding shares, the total number of shares outstanding after the split will be approximately 56 million.

"We are very excited by both the rapid growth we achieved during the fourth quarter and the addition of many major online merchants," said Gordon B. Hoffstein, chairman and chief executive officer of Be Free. "Most of all, we are pleased to have advanced our position as the leading provider of affiliate marketing technology and infrastructure services. Forrester Research deems affiliate marketing to be the most effective way to reach customers online, and we look forward to accelerated growth in this segment. The company's stock split reflects our confidence in our business and our continued growth."

Be Free signed a number of new online merchants during the quarter including:
Alta Vista, InfoSpace, Timex, 3M, Forrester Research and U.S. West. Be Free's affiliate marketing solutions are now used by 14 of the Top 50 web sites as tracked by Media Metrix.

Among the milestones Be Free achieved during the fourth quarter:

 . The number of impressions, which represents the number of customer promotions viewed on our customers' affiliate sites, increased to 1.7 billion in the fourth quarter of 1999 from 338 million for the same period last year and from 1.2 billion in the third quarter of 1999.

 . The number of affiliate relationships for Be Free's customers grew to more than 2.5 million in the fourth quarter from 67,000 in the fourth quarter of 1998 and from 1.5 million in the third quarter of 1999.

 . The total number of customers increased to 258 at the end of the fourth quarter from 27 over last year and 192 at the close of the third quarter of 1999.

"Performance-based online advertising is projected by Forrester Research to increase to 50 percent of total online ad spending in 2003 from 15 percent in 1999. We believe that our "pay for performance" business model positions us to capitalize on this projected growth," Hoffstein said. "Whether the focus is business-to-business or business-to-consumer, we believe that our scalable, high-performance technology is the most cost-effective and efficient way for companies to extend brand reach, drive traffic to their sites, lower customer acquisition costs and increase sales."

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"In 2000, we will focus on building on our leadership position in affiliate marketing and extending our services to other areas of performance marketing.
We believe the key to achieving this goal is to continue to make our current customers successful and add the world's leading online merchants to our customer base. To attract these companies, we will provide the best performance marketing technology available to enhance their online business-to-business and business-to-consumer strategies," concluded Hoffstein.

ABOUT BE FREE, INC.

Be Free, Inc. (NASDAQ: BFRE) is the leader of performance marketing - the next generation of online marketing. Be Free helps its customers build and manage uniquely branded online sales channels, e-nablingsm these sites to capture revenue by driving site traffic, generating qualified leads and selling products in context on locations throughout the Web. Be Free's customers include some of the Internet's leading merchants, online services and portals such as America Online, Inc. (NYSE: AOL), barnesandnoble.com (NASDAQ: BNBN), GoTo.com (NASDAQ:
GOTO), Mercata, Travelocity, Reel.com (NASDAQ: HLYW), CNet (NASDAQ: CNET), PC Connection (NASDAQ: PCCC), Priceline (NASDAQ: PCLN), About.com (NASDAQ: BOUT) and Yahoo! GeoCities (NASDAQ: YHOO).

Collectively, Be Free's customers have more than 3 million affiliates in their sales channels. Affiliates can enroll in performance marketing programs using Be Free's technology with a streamlined application form called FastApp, located at http://www.reporting.net/networks/affiliates/bf_fast_app

Founded in 1996, Be Free has offices in Marlborough, MA, Pittsburgh, PA, Atlanta, GA, Chicago, IL, Los Angeles, CA, Campbell, CA, and New York, NY. For more information, visit http://www.befree.com.

The Company's consolidated statements of operations and balance sheets are attached.

Statements in this news release including but not limited to those relating to the future growth of Be Free and its leadership position may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements are based on Be Free's current expectations, hopes, beliefs and estimates. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. Further information about the risk factors that could affect the Company's performance are contained in the Company's filings with the Securities and Exchange Commission, including but not limited to its S-1 dated November 3, 1999.

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

                                  BE FREE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (Amounts in thousands except share and per share amounts)

                                                             3 months ended                              12 months ended
                                                              December 31,                                 December 31,
                                                   ----------------------------------          ----------------------------------
                                                        1999                  1998                  1999                  1998
                                                   ------------          ------------          ------------          ------------
Revenue:
     Performance marketing services                $      2,620          $        386          $      5,329          $      1,319
     Other                                                 --                    --                    --                       8
                                                   ------------          ------------          ------------          ------------

          Total revenue                                   2,620                   386                 5,329                 1,327

Cost of revenue                                             408                   198                   845                   424
                                                   ------------          ------------          ------------          ------------

Gross margin                                              2,212                   188                 4,484                   903
                                                   ------------          ------------          ------------          ------------

Operating expenses:
     Sales and marketing                                  4,470                   915                12,803                 1,454
     Development and engineering                          1,632                   330                 4,767                   729
     General and administrative                           1,172                   442                 2,823                   875
     Equity related compensation                            501                   178                 1,941                 2,385
                                                   ------------          ------------          ------------          ------------

          Total operating expenses                        7,775                 1,865                22,334                 5,443
                                                   ------------          ------------          ------------          ------------

          Operating loss                                 (5,563)               (1,677)              (17,850)               (4,540)

Interest income (expense), net                              542                  (138)                  347                  (223)
                                                   ------------          ------------          ------------          ------------


Net loss before extraordinary item                       (5,021)               (1,815)              (17,503)               (4,763)

Extraordinary item                                         (330)                 --                    (330)                 --
                                                   ------------          ------------          ------------          ------------

Net loss                                                 (5,351)               (1,815)              (17,833)               (4,763)


Accretion of preferred stock to
     redemption value                                      (220)                  (97)               (1,517)                 (130)
                                                   ------------          ------------          ------------          ------------

Net loss attributable to common
     stockholders                                  $     (5,571)         $     (1,912)         $    (19,350)         $     (4,893)
                                                   ============          ============          ============          ============


Basic and diluted net loss per share               $      (0.30)         $      (0.30)         $      (2.04)         $      (0.61)

Weighted average shares used in
     computing basic and diluted net
     loss per share                                  18,808,430             6,412,382             9,475,670             8,009,129



Net loss before equity related
     compensation, extraordinary item &
     accretion of preferred stock
     to redemption value                           $     (4,520)         $     (1,637)         $    (15,562)         $     (2,378)
                                                   ============          ============          ============          ============


Proforma net loss per share before
     equity related compensation,
     extraordinary item & accretion of
     preferred stock to redemption value *         $      (0.19)         $      (0.14)         $      (0.87)         $      (0.24)

Proforma weighted average shares *                   23,205,614            11,712,382            17,856,280             9,819,814


* Proforma weighted average shares assumes the conversion of preferred stock upon issuance.

                                 BE FREE, INC.
                          CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)

                                                                    December 31,
                                                                  1999          1998

             ASSETS
Current Assets:
  Cash, cash equivalents and marketable securities              $ 71,738       $  4,327
  Accounts receivable, net of allowance for doubtful accounts      1,549            119
  Prepaid expenses and other current assets                        1,062            168
                                                                --------       --------

    Total current assets                                          74,349          4,614

Marketable securities                                              7,954             --
Property and equipment, net                                        7,967            962
Other assets                                                         567            395
                                                                --------       --------

    Total assets                                                $ 90,837       $  5,971
                                                                ========       ========

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable and accrued expenses                            3,883            883
  Deferred revenue                                                   755            122
  Current portion of long term debt                                  943            187
                                                                --------       --------

    Total current liabilities                                      5,581          1,192

Long-term deferred revenue                                           188             --
Long-term debt, net of current portion                             2,507          4,949
                                                                --------       --------

    Total liabilities                                              8,276          6,141


Stockholders' equity (deficit)                                    82,561           (170)
                                                                --------       --------

    Total liabilities and stockholders' equity (deficit)        $ 90,837       $  5,971
                                                                ========       ========